                                                                    EXHIBIT 10.4



                                 iSKY.NET, INC.
                          SECURITIES PURCHASE AGREEMENT
                                OCTOBER 19, 1999

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT ("AGREEMENT") is made as of the 19th day of October, 1999 (the "EFFECTIVE DATE"), by and among ISKY.NET, INC., a Delaware corporation (the "COMPANY"), and the Persons signatory hereto (each of whom is referred to herein as a "PURCHASER" and all of whom, together, are referred to herein as the "PURCHASERS"). Each of the Company and the Purchasers is sometimes referred to herein as a "PARTY" and all of them, together, are sometimes referred to herein as the "PARTIES."

         WHEREAS, the Company and the Purchasers desire to enter into this Agreement pursuant to which, among other things, (1) at the First Closing (as defined below) (a) LIBERTY KASTR CORP., a Delaware corporation ("LIBERTY"), will lend to the Company, and the Company will borrow from Liberty, $15.0 million,
(b) KPCB HOLDINGS, INC., a California corporation ("KPCB"), will lend to the Company, and the Company will borrow from KPCB, $8.0 million, (c) DIRECTCOM NETWORKS, INC., a Delaware corporation ("DIRECTCOM"), will lend to the Company, and the Company will borrow from DirectCom, $4.0 million and (d) Televerde Communications L.P., a Virginia limited partnership ("TELEVERDE"), will lend to the Company, and the Company will borrow from Televerde, $2,028,942.68 million, (each a "LOAN" and, collectively, the "LOANS;" see SCHEDULE I hereto) and (2) at the Second Closing (as defined below), (a) the entire amount of the Loan made by each such Purchaser to the Company at the First Closing shall be converted into the number and class of shares of Preferred Stock (as defined below) set forth opposite each Purchaser's name on SCHEDULE II hereto (the "PREFERRED SHARES") and (b) the Company shall issue to the Purchasers, and the Purchasers shall purchase from the Company, the additional shares of Preferred Stock set forth opposite each Purchaser's name on SCHEDULE II hereto (the "ADDITIONAL PREFERRED SHARES"), all on the terms and subject to the conditions set forth herein; and

         WHEREAS, at the First Closing, concurrently with entering into this Agreement, the Purchasers will enter into the Other Transaction Documents (as defined below); and

         WHEREAS, the Board of Directors of the Company (the "BOARD") has determined that it is in the best interests of the Company to enter into this Agreement and the Other Transaction Documents, and the Purchasers have approved this Agreement and the Other Transaction Documents.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below:

                  "ADDITIONAL PREFERRED SHARES" is defined in the first WHEREAS clause hereof.

                  "AFFILIATE" of any particular Person means any officer, director, employee, holder of thirty five percent (35%) or more of the voting securities of such Person or any other Person controlling, controlled by or under common control with such Person.

                  "AGREEMENT" is defined in the first paragraph hereof.

                  "AMENDED CERTIFICATE" means the Company's Amended and Restated Certificate of Incorporation, dated as of October 19, 1999, as the same may be amended or modified from time to time, which shall be in the form of EXHIBIT A hereto at the time of the First Closing .

                  "AMENDED FIRST OFFER AGREEMENT" means the Amended and Restated Right of First Offer and Co-Sale Agreement by and among the Company and the parties signatory thereto, executed and delivered at the First Closing and dated and effective as of the Second Closing, as the same may be amended or modified from time to time, which shall be in the form of EXHIBIT B hereto.

                  "AMENDED INVESTOR RIGHTS AGREEMENT" means the Amended and Restated Investor Rights Agreement by and among the Company and the parties signatory thereto, executed and delivered at the First Closing and dated and effective as of the Second Closing, as the same may be amended or modified from time to time, which shall be in the form of EXHIBIT C hereto.

                  "AMENDED VOTING AGREEMENT" means the Amended and Restated Voting Agreement by and among the Company and the parties signatory thereto, executed and delivered at the First Closing and dated and effective as of the Second Closing, as the same may be amended or modified from time to time, which shall be in the form of EXHIBIT D hereto.

                  "AMENDMENT TO THE BYLAWS" is defined in Section 9.1.8 below.

                  "BOARD" is defined in the third WHEREAS clause hereof.

                  "BUSINESS DAY" means any day other than Saturday, Sunday or a day on which banks are required to be closed in the State of Colorado.


                  "BUSINESS PLAN" is defined in Section 6.21.

                  "BYLAWS" means the Company's Bylaws, as amended from time to time.

                  "CERTIFICATE" means the Company's Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 20, 1999.

                  "CLOSINGS" means the First Closing and the Second Closing.

                  "COMMON STOCK" is defined in Section 6.2.2.

                  "COMPANY" is defined in the first paragraph hereof.

                  "DEFAULT INTEREST RATE" is defined in Section 5.1.3 below.

                  "DIRECTCOM" is defined in the first WHEREAS clause hereof.

                  "DIRECTORS" is defined in Section 9.2.8 below.

                  "DOJ" is defined in Section 8.3.1 below.

                  "EFFECTIVE DATE" is defined in the first paragraph hereof.

                  "EVENT(S) OF DEFAULT" is defined in Section 5.6 below.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "EXCLUDED NOTE" means each Note as to which a Purchaser has delivered a Notice Not to Close to the Company during the Purchaser's Notice Not to Close Period.

                  "FCC" means the Federal Communications Commission.

                  "FCC APPLICATION" means the application filed by the Subsidiaries of the Company with the FCC requesting authorization to change control of the Company from Televerde to the shareholders of the Company in general.

                  "FCC APPROVAL" means the issuance by the FCC of an order approving the FCC Application.

                  "FCC APPROVAL DATE" means the date of issuance of the FCC Approval.

                  "FINANCIAL STATEMENTS" is defined in Section 6.14 below.

                  "FIRST CLOSING" is defined in Section 4.1 below.

                  "FIRST OFFER AGREEMENT" means the Right of First Offer and Co-Sale Agreement, dated May 26, 1999, by and among the Company and the parties signatory thereto.

                  "FTC" is defined in Section 8.3.1 below.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "HSR REPORT" is defined in Section 8.3.1 below.

                  "INTEREST" is defined in Section 5.1.1 below.

                  "INTEREST RATE" is defined in Section 5.1.1 below.

                  "INVESTORS" means the Persons identified as such and signatory to the Amended Investor Rights Agreement.

                  "INVESTOR RIGHTS AGREEMENT" means the Investor Rights Agreement, dated May 26, 1999, by and among the Company and the parties signatory thereto.

                  "KPCB" is defined in the first WHEREAS clause hereof.

                  "LIBERTY" is defined in the first WHEREAS clause hereof.

                  "LIBERTY'S DESIGNEE" is defined in Section 8.1.12 below.

                  "LOAN" or "LOANS" is defined in the first WHEREAS clause hereof.

                  "MAJOR INVESTORS" has the meaning given to it in the Amended Investor Rights Agreement.

                  "MATERIAL ADVERSE EFFECT" means any event, circumstance or condition that, individually or in the aggregate, has a material adverse effect on (a) the business, property, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company or any of its Subsidiaries, (b) the ability of the Company to perform its obligations under any of the Transaction Documents, (c) the validity or enforceability of any of the Transaction Documents or (d) the rights and remedies of the Purchasers under any of the Transaction Documents.

                  "MATURITY DATE" is defined in Section 5.2.1 below.

                  "MAXIMUM LEGAL RATE" is defined in Section 5.1.2 below.

                  "NOTE" or "NOTES" means each and all of the Notes issued by the Company and purchased by the Purchasers under this Agreement. Each such Note shall be in the form attached as EXHIBIT E hereto.

                  "NOTE CONVERSION" is defined in Section 5.4 below.

                  "NOTICE NOT TO CLOSE" is defined in Section 4.2.2 below.

                  "NOTICE OF FCC APPROVAL" is defined in Section 4.2.2 below.

                  "OBLIGATIONS" means any and all amounts owing to the Purchasers under the Notes, including Principal, Interest, fees and expenses provided for herein and therein and the Note Conversion rights of each Purchaser.

                  "OPTION PLANS" is defined in Section 6.2.5 below.

                  "OTHER TRANSACTION DOCUMENTS" is defined in Section 6.4 below.

                  "PARTY" or "PARTIES" is defined in the first paragraph hereof.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company ("LLC"), an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PREFERRED SHARES" is defined in the first WHEREAS clause hereof.

                  "PREFERRED STOCK" is defined in Section 6.2.1 below.

                  "PRINCIPAL AMOUNT" means, as to each Note, the principal amount set forth opposite each Purchaser's name on SCHEDULE I hereto, or such lesser principal amount of the Notes ("PRINCIPAL") as may be outstanding hereunder at any time and from time to time.

                  "PROPRIETARY INFORMATION" is defined in Section 6.10 below.

                  "PURCHASER" or "PURCHASERS" is defined in the first paragraph hereof, as modified by Section 4.2.2 below.

                  "PURCHASER'S NOTICE NOT TO CLOSE PERIOD" is defined in Section
4.2.2 below.

                  "SCHEDULE OF EXCEPTIONS" is defined in Section 6 below.

                  "SEC" means the Securities and Exchange Commission.

                  "SECOND CLOSING" is defined in Section 4.2 below.

                  "SECURITIES" means the Note, the Preferred Shares and the Additional Preferred Shares acquired by each Purchaser hereunder, as well as the Common Stock issuable upon conversion of such Preferred Shares and Additional Preferred Shares.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SERIES A PREFERRED STOCK" is defined in Section 6.2.1 below.

                  "SERIES B PREFERRED STOCK" is defined in Section 6.2.1 below.

                  "SERIES C PREFERRED STOCK" is defined in section 6.2.1 below.

                  "STOCK" means the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any other equity securities of the Company issued on or after the Effective Date.

                  "SUBSIDIARY(IES)" means, with respect to any Person, any corporation, LLC, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if an LLC, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a LLC, partnership, association or other business entity if such Person or Persons shall be allocated a majority of LLC, partnership, association or other business entity profits or losses or shall be or control any managing person or general partner of such LLC, partnership, association or other business entity.

                  "TAX" or TAXES" is defined in Section 6.16 below.

                  "TELEVERDE" is defined in the first WHEREAS clause hereof.

                  "TRANSACTION DOCUMENTS" means this Agreement and the Other Transaction Documents.

                  "VOTING AGREEMENT" means that certain Voting Agreement, dated as of May 26, 1999, by and among the Company and the parties signatory thereto.

                  "YEAR 2000 COMPLIANT" is defined in Section 6.29 below.

         2. PURCHASE AND SALE OF THE NOTES. At the First Closing, the Company agrees to sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser agrees to purchase from the Company, a Note in the Principal Amount set forth opposite such Purchaser's name on SCHEDULE I hereto.

         3. ISSUANCE OF THE PREFERRED SHARES AND ADDITIONAL PREFERRED SHARES. At the Second Closing, (a) the Company agrees to issue to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser agrees to acquire from the Company, the number of Preferred Shares set forth opposite such Purchaser's name on SCHEDULE II hereto in accordance with the Note Conversion procedures set forth in Section 5.4 below and (b) the Company agrees to issue and sell to each Purchaser, and, subject to the terms and conditions set forth herein, each Purchaser agrees to purchase from the Company, the number of Additional Preferred Shares set forth opposite such Purchaser's name on SCHEDULE II hereto at the prices set forth on SCHEDULE II hereto. Notwithstanding anything herein to the contrary, any Purchaser that timely delivers a Notice Not to Close to the Company, as provided for in Section 4.2.2 below, shall not be treated as a Purchaser hereunder for purposes of the Second Closing.

         4.       CLOSINGS.

                  4.1. FIRST CLOSING. The closing of the issuance by the Company, and purchase by the Purchasers, of the Notes hereunder (the "FIRST CLOSING") shall take place at the offices of Brownstein Hyatt & Farber, P.C., 410 17th Street, Suite 2200, Denver, Colorado 80202, on such date as all of the conditions to the First Closing, as set forth in Section 9 below, are satisfied in full (or one or more of such conditions are waived by the Purchasers and/or the Company, as the case may be), or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the First Closing, the Company shall deliver to each Purchaser a Note upon receipt of payment from each Purchaser of the aggregate purchase price for such Note (which shall be an amount equal to the Principal Amount) by a cashier's or certified check or by wire transfer of immediately available funds to the Company's account at Norwest Bank of Colorado, ABA #102000076, Account #1078010289,
Contact: Paul Froelich. Each Note, upon issuance to the Purchaser thereof, shall be duly executed by the Company.

                  4.2. SECOND CLOSING.

                  4.2.1 The closing of the issuance by the Company, and acquisition/purchase by the Purchasers, of the Preferred Shares and Additional Preferred Shares hereunder (the "SECOND Closing") shall take place (a) at the offices of Brownstein Hyatt & Farber, P.C., 410 17th Street, Suite 2200, Denver, Colorado 80202, on the forty-sixth (46th) day immediately following the FCC Approval Date, provided that all of the conditions to the Second Closing, as set forth in Section 9 below, have been fully satisfied as of that date (or one or more such conditions have been waived by the Purchasers and/or the Company, as the case may be) or, if all of such conditions to the Second Closing have not been satisfied (or waived, as the case may be) by such forty-sixth (46th) day, then on the first day thereafter that all of such conditions have been fully satisfied (or waived as the case may be) or (b) at such other place and time as may be mutually agreeable to the Company and the Purchasers. At the Second Closing, the Company shall deliver to each Purchaser (other than a Purchaser that has timely delivered a Notice Not to Close to the Company) stock certificates evidencing the Preferred Shares and Additional Preferred Shares it is acquiring hereunder (in each case in the number set forth opposite each Purchaser's name on SCHEDULE II hereto) upon receipt (a) from each Purchaser (other than a Purchaser that has timely delivered a Notice Not to Close to the Company) of its Note (for which the Preferred Shares are being issued pursuant to the Note Conversion procedures set forth in Section 5.4 below) marked "Paid In Full" and (b) payment from each Purchaser (other than a Purchaser that has timely delivered a Notice Not to Close to the Company) of the aggregate purchase price for its Additional Preferred Shares (as set forth on SCHEDULE II hereto) by a cashier's or certified check or by wire transfer of immediately available funds to the Company's account at Norwest Bank of Colorado, ABA #102000076, Account #1078010289, Contact: Paul Froelich. Each stock certificate evidencing the Preferred Shares and Additional Preferred Shares issued to each Purchaser (other than a Purchaser that has timely delivered a Notice Not to Close to the Company), upon issuance to thereof, shall be duly executed by an authorized officer or officers, as the case may be, of the Company. Notwithstanding anything herein to the contrary, any Purchaser that timely delivers a Notice Not to Close to the Company, as provided for in Section 4.2.2 below, shall not be treated as a Purchaser hereunder for purposes of the Second Closing.

                  4.2.2 The Company shall notify each Purchaser in writing ("NOTICE OF FCC APPROVAL") of the Company's receipt of the FCC Approval within three (3) Business Days after the FCC Approval Date. Each Purchaser shall have the right to elect not to participate in the Second Closing if (a) any Person files an objection to the FCC Approval during the thirty (30) day period immediately following the FCC Approval Date as permitted under applicable FCC regulations or (b) the FCC initiates a reconsideration of the FCC Approval during the forty (40) day period immediately following the FCC Approval Date as permitted under applicable FCC regulations, if the Purchaser gives written notice (a "NOTICE NOT TO CLOSE") of such election to the Company within the period commencing on the forty-first (41st) day following the FCC Approval Date and ending on the forty-fifth (45th) day following the FCC Approval Date (the "PURCHASER'S NOTICE NOT TO CLOSE PERIOD"). A Purchaser that delivers a Notice Not to Close to the Company during the Purchaser's Notice Not to Close Period shall not be treated as a Purchaser for purposes of the Second Closing, and from and after the date of delivery of such Notice Not to Close such Purchaser's Note shall be an Excluded Note and shall have the rights specified as such in accordance with Section 5 hereof. A Purchaser that fails to deliver a Notice Not to Close during the Purchaser's Notice Not to Close Period shall be obligated to meet its obligations under Section 4.2 hereof.

                  4.2.3 At the Second Closing, as part of the transactions contemplated by this Agreement, DirectCom or its Affiliates and Televerde, or its Affiliates, may also contribute to the Company additional applications to acquire FCC authorizations in exchange for stock, or the right to acquire stock, in the Company.

         5.       TERMS OF THE NOTES

                  5.1 INTEREST PAYMENTS.

                           5.1.1 Except as otherwise provided herein, interest
("INTEREST") shall accrue on the outstanding Principal Amount at the rate of 12% per annum (the "INTEREST RATE"), calculated on the basis of the number of days elapsed in a 365-day year; provided, however, that Interest shall cease to accrue on the Notes during the period from the later of the FCC Approval Date and the date on which all of the conditions to the Second Closing, as set forth in Section 9 below, have been fully satisfied (or waived by the applicable Party or Parties for whose benefit the condition is included), except for conditions that by their terms are intended to be satisfied at the Second Closing, through the forty-fifth (45th) day after the FCC Approval Date (the "INTEREST HIATUS PERIOD"); provided, however, that there shall be no Interest Hiatus Period with respect to the Note held by any Purchaser that delivers a Notice Not to Close to the Company during the Purchaser's Notice Not to Close Period and provided further that the Interest Hiatus Period shall cease and Interest shall be deemed to have accrued for the entire period during which Principal Amount is outstanding at any time that an Event of Default shall occur.

                           5.1.2 If the Interest Rate for the Notes exceeds the
maximum rate of interest permissible under any applicable law at any time (the "MAXIMUM LEGAL RATE"), the

Interest Rate payable on such Note shall be equal to the Maximum Legal Rate at such time; provided, that if at any time after the imposition of the Maximum Legal Rate, the Interest Rate is less than the Maximum Legal Rate, the Company shall continue to pay Interest at the Maximum Legal Rate until such time as the total Interest received by the Purchasers is equal to the total Interest the Purchasers would have received had the Maximum Legal Rate not been so imposed.

                           5.1.3 Upon the occurrence of an Event of Default and
for so long as such Event of Default continues and Principal Amount remains outstanding, Interest shall accrue on the outstanding Principal Amount at the rate per annum of the lower of eighteen percent (18%) or the Maximum Legal Rate (the "DEFAULT INTEREST RATE").

                  5.2 PAYMENTS OF PRINCIPAL AND INTEREST.

                           5.2.1 The "MATURITY DATE" of the Notes shall be
October 18, 2000, unless the Purchaser has delivered a Notice Not to Close to the Company as provided for in Section 4.2.2 above, in which case the Maturity Date of that Purchaser's Note shall be the one hundred sixty sixth (166th) day following the FCC Approval Date.

                           5.2.2 Except as otherwise provided herein, the
aggregate unpaid Principal Amount of the Notes together with all accrued and unpaid Interest thereon and any and all other Obligations under the Notes shall be due and payable in full on the Maturity Date. Except as provided in Section
5.4 below, the Company shall not have the right to prepay the Notes in whole or in part prior to the Maturity Date.

                           5.2.3 The Company shall make each payment of
Principal of, or accrued Interest on, the Notes or any other Obligations due to the Purchasers under the Notes at the address for each Purchaser set forth on
SCHEDULE I hereto, or as otherwise instructed in writing by a Purchaser.

                           5.2.4 Except as otherwise provided herein, all
payments of all Obligations under the Notes shall be made in United States dollars by wire transfer of immediately available funds.

                           5.2.5 Whenever any payment of any Obligation under
the Notes shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such Interest payable, or other amount, if applicable.

                           5.2.6 If at any time any payment of any Obligation
under the Notes is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, such Obligations, but only to the extent so rescinded, restored or returned, shall be reinstated as though such payment had been due but not made when due.

                  5.3 APPLICATION OF PAYMENTS.

                           5.3.1 Except as otherwise expressly provided herein
above, each payment of Principal and Interest shall be applied among the Notes pro rata in accordance with their respective outstanding Principal Amounts, (a) first to Obligations under the Notes other than Principal and Interest then due,
(b) second to Interest accrued and then due and (c) third, to any Principal then due.

                           5.3.2 Upon payment in full of all of the Obligations
with respect to the Notes, the Notes shall be marked "Paid in Full" and returned to the Company.

                  5.4 CONVERSION OF THE NOTES INTO THE PREFERRED SHARES. At the Second Closing (upon satisfaction of all of the conditions of the Purchasers and the Company to the Second Closing or the waiver of one or more of such conditions, as the case may be), the Notes (other than Excluded Notes) shall be converted, without requiring any further action on the part of any Party, into that number of Preferred Shares set forth opposite each Purchaser's name on
SCHEDULE II hereto (the "NOTE CONVERSION"). All Interest and other amounts (other than Principal) on each Note (other than Excluded Notes) owing on the date of the Second Closing shall be paid in full on the date of the Second Closing by a cashier's or certified check or by wire transfer of immediately available funds, as specified by each Purchaser in writing delivered to the Company no less than two Business Days prior to the date of the Second Closing. From and after the Second Closing Date, without any action on the part of any Party, the Notes (other than Excluded Notes) shall be cancelled and shall no longer evidence an indebtedness for borrowed money, and notwithstanding anything herein to the contrary, the term "Obligations" as used herein shall not include the Notes or the indebtedness evidenced thereby. The Excluded Notes shall not be converted into the Preferred Shares at the Second Closing under this Section 5.4, but rather, shall remain outstanding in accordance with their terms.

                  5.5 TRANSFERS OF NOTES. Unless otherwise consented to in advance in writing by the Company, a Purchaser may not sell, transfer, pledge or assign all or any portion of the Note held by it, or sell, transfer, pledge or assign any interest in or participation in any Note, to any Person except as provided in Section 7.7 below.

                  5.6 EVENTS OF DEFAULT. In case of the happening of any of the following events (each, an "EVENT OF DEFAULT"):

                           (a) the Company shall fail to make any payment of
Principal within three days when and as the same shall become due and payable, whether at the due date thereof, by acceleration or otherwise; or

                           (b) the Company shall fail to pay any Interest, fee
or other Obligation within five days when and as the same shall become due and payable, whether at the due date thereof, by acceleration or otherwise; or

                           (c) the Company shall materially fail to observe or
perform any material covenant or agreement contained in this Agreement, the Notes or the Other Transaction

Documents and such failure shall continue unremedied for a period of thirty (30) days following written notice thereof to the Company from any Purchaser; or

                           (d) any representation or warranty made by the
Company contained in this Agreement or the Other Transaction Documents shall prove to have been false or misleading in any material respect when made or furnished; or

                           (e) the Company or any of its Subsidiaries shall (i)
voluntarily commence any proceeding or file any petition or proposal or any notice of its intent to commence or file any such proceeding, petition or proposal seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition or proposal, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or assets, (iv) make a general assignment for the benefit of creditors, (v) fail generally to pay its debts as they become due, or (vi) take any corporate or stockholder action in furtherance of any of the foregoing; or

                           (f) an involuntary proceeding shall be commenced or
an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Subsidiaries or of any substantial part of the property or assets thereof, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or any substantial part of its property or (iii) the winding-up or liquidation of the Company or any of its Subsidiaries, and such proceeding, petition or order shall continue unstayed and in effect for a period of 90 consecutive days; or

                           (g) this Agreement shall cease to be in full force
and effect and enforceable against the Company or any of its Subsidiaries in accordance with its terms (other than solely by reason of any action taken (or the failure to take any action) by a Purchaser); or

                           (h) the shareholders of the Company on the date of
the First Closing shall cease to own, beneficially and of record, at least 50.1% of the total outstanding number of shares of Stock; or

                           (i) the FCC Application shall have been denied;

                           (j) there has been a revocation or termination of the
license to operate Ka-band geostationary satellites at 109.2 W.L. or 73 W.L.;

then, upon the occurrence of any such Event of Default (other than an Event of Default described in Sections 5.6(e) or (f) above, in which case all Obligations shall automatically become immediately due and payable in full), at any time thereafter during the continuation of such Event of Default, each Purchaser may, by written notice delivered to the Company, take any or all of the following actions: (i) declare such Purchaser's Note to be forthwith due and payable, whereupon the entire unpaid Principal Amount, together with accrued and unpaid Interest thereon, and all other Obligations, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Notes to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder and under the Notes or available at law or in equity upon the occurrence and continuation of an Event of Default.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers that, except as set forth on the Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") furnished to each of the Purchasers and/or counsel for each of the Purchasers prior to execution hereof and attached hereto as SCHEDULE III, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  6.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on its business or properties. The Company has provided each Purchaser or its counsel a certified copy of the Company's Amended Certificate, including all amendments thereto, as in effect on the date hereof.

                  6.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists of:

                           6.2.1 PREFERRED STOCK. 118,645,738 shares of
Preferred Stock, par value $.001 (the "PREFERRED STOCK"), of which:

                                (i) 109,499,831 shares have been designated
Series A Preferred Stock (the "SERIES A PREFERRED STOCK"), of which (A) 72,043,500 shares will be issued and outstanding as of the First Closing, and
(B) assuming the Company does not issue shares of Series A Preferred Stock other than as contemplated hereby, 96,307,972 shares of which will be issued and outstanding after giving effect to the Second Closing;

                                (ii) 2,406,995 shares have been designated
Series B Preferred Stock (the "SERIES B PREFERRED STOCK"), of which (A) no shares will be issued and outstanding as of the First Closing, and (B) assuming the Company does not issue shares of Series B Preferred Stock other than as contemplated hereby, 1,351,732 shares of which will be issued and outstanding after giving effect to the Second Closing; and

                                (iii) 6,738,912 shares have been designated
Series C Preferred Stock (the "SERIES C PREFERRED STOCK," and together with the Series A Preferred Stock and the Series B Preferred Stock, the "PREFERRED STOCK") of which (A) no shares will be issued and outstanding as of the First Closing, and (B) assuming the Company does not issue shares of Series C Preferred Stock other than as contemplated hereby, 6,123,986 shares of which will be issued and outstanding after giving effect to the Second Closing.

         The rights, privileges and preferences of the Preferred Stock will be as stated in the Amended Certificate.

                           6.2.2 COMMON STOCK. 128,685,903 shares of common
stock, par value $.001 ("COMMON STOCK"), of which no shares are or will be issued and outstanding after giving effect to the First Closing or the Second Closing.

                           6.2.3 Immediately prior to the First Closing the
outstanding shares of Series A Preferred Stock are owned by the stockholders and in the numbers specified in SCHEDULE IV hereto, and there are no other shares of Stock issued and outstanding.

                           6.2.4 The outstanding shares of Series A Preferred
Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                           6.2.5 Except for (i) the conversion privileges of the
Series A Preferred Stock, (ii) the right of certain Investors to acquire shares of Series B Preferred Stock pursuant to the terms of that certain Series A and Series B Preferred Stock Purchase Agreement dated May 26, 1999 between the Company and the parties signatory thereto (as identified on SCHEDULE IV hereto) and the conversion privileges of such Series B Preferred Stock, (iii) the rights provided in Section 4 of the Investor Rights Agreement and the Amended Investor Rights Agreement, (iv) t currently outstanding options to purchase 7,234,079 shares of Series A Preferred Stock and the right of optionees under the Company's option plan adopted in 1998 and in effect on the date hereof (the "1998 OPTION PLAN" which has been provided to each Investor) to receive additional option grants and options to purchase 400,000 shares of Common Stock granted to employees pursuant to the Company's 1999 Stock Option Plan (together with the 1998 Option Plan, the "OPTION PLANS") and (v) the rights granted to the Purchasers hereunder with respect to the conversion of the Notes into the Preferred Shares and the conversion privileges of the Preferred Shares and Additional Preferred Shares, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 17,234,079 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plans. Except as set forth on the Schedule of Exceptions, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any Person, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company

                  6.3 SUBSIDIARIES.

                           6.3.1 The Schedule of Exceptions sets forth (i) the
name of each Subsidiary of the Company; (ii) the number and type of outstanding equity securities of each such Subsidiary and a list of the holders thereof;
(iii) the jurisdiction of organization of each such Subsidiary; (iv) the names of the officers and directors, or managers and members, of each such Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

                           6.3.2 Each Subsidiary of the Company is duly
organized, validly existing and in good standing under the laws of its state of organization. Each Subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on its business or properties. The Company has provided each Purchaser or its counsel with a certified copy of the charter documents of each of its Subsidiaries, including all amendments thereto, as in effect on the date hereof.

                           6.3.3 The Company owns 100% of the outstanding equity
interests of each of KaSTAR 109.2 Acquisition, LLC, a Colorado limited liability company, and KaSTAR 73 Acquisition, LLC, a Colorado limited liability company.

                  6.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary (a) for the authorization, execution and delivery of (i) the Agreement, (ii) the Notes,
(iii) the Amended Investor Rights Agreement, (iv) the Amended Voting Agreement, and (v) the Amended First Offer Agreement (which together with the Notes, the Amended Investor Rights Agreement and the Amended Voting Agreement are collectively referred to herein as the "OTHER TRANSACTION DOCUMENTS"), (b) to authorize and adopt the Amendment to the Bylaws and the Amended Certificate, (c) for the performance of all obligations of the Company hereunder and thereunder, and (d) for the authorization (or reservation for issuance), sale and issuance of the Notes, the Preferred Shares, the Additional Preferred Shares and the Common Stock issuable upon conversion of the Preferred Shares and the Additional Preferred Shares has been taken. This Agreement, the Notes, the Amended Investor Rights Agreement, the Amended Voting Agreement, the Amended First Offer Agreement, the Amendment to the Bylaws and the Amended Certificate (each when effective) will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement and the Amended Investor Rights Agreement may be limited by applicable federal or state securities laws.

                  6.5 VALID ISSUANCE OF SECURITIES. The Notes, the Preferred Shares and the Additional Preferred Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Investor Rights Agreement, the Amended Investor Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Preferred Shares and the Additional Preferred Shares purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Amended Investor Rights Agreement and under applicable state and federal securities laws.

                  6.6 GOVERNMENTAL CONSENTS. Except as required by the HSR Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority on the part of the Company or any of its Subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (a) such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period and (b) the FCC Approval prior to the Second Closing.

                  6.7 OFFERING. Subject in part to the truth and accuracy of each Purchaser's representations set forth in Section 7 of this Agreement, the offer, sale and issuance of the Notes, the Preferred Shares and the Additional Preferred Shares, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

                  6.8 LITIGATION. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries that questions the validity of this Agreement, the Other Transaction Documents, or the right of the Company to enter into this Agreement or the Other Transaction Documents, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company or any of its Subsidiaries, financially or otherwise, or any change in the current equity ownership of the Company or any of its Subsidiaries (other than governmental proceedings affecting the satellite industry in general). Except for the Company's FCC authorizations and other orders of the FCC, all of which are generally publicly available (and all of the material provisions of which are publicly available), neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no FCC rule, regulation or order currently in effect that, to the Company's knowledge, would result in or require a material adverse change in the business or operations of the Company. There is no action, suit, proceeding or investigation initiated by the Company or any of its Subsidiaries currently pending or that the Company or any of its Subsidiaries intends to initiate.

                  6.9 PROPRIETARY INFORMATION AGREEMENTS. Each employee, officer and consultant of the Company (other than outside counsel and accountants to the Company) or any of its Subsidiaries has executed a Proprietary Information and Inventions Agreement, copies of which have been provided to the Purchasers or their counsel. Neither the Company nor any of its Subsidiaries, after reasonable investigation, is aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its reasonable efforts to prevent any such violation.

                  6.10 PATENTS AND TRADEMARKS. To its knowledge, the Company and each of its Subsidiaries possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any notice of infringement upon or conflict with the asserted rights of others. The Company and each of its Subsidiaries has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "PROPRIETARY INFORMATION") for the development, manufacture and sale of its products. To its knowledge, the Company and each of its Subsidiaries has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware of any such independent development nor of any misappropriation of its Proprietary Information. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or any of its Subsidiaries or that would conflict with the Company's or any of its Subsidiary's business. The Company does not believe it is or will be necessary to utilize any inventions of any of its or any of its Subsidiary's employees (or people it currently intends to hire) made prior to their employment by the Company or any of its Subsidiaries.

                  6.11 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any of its Subsidiaries is in violation in any material respect of any provision of its Amended Certificate or Bylaws, or Articles of Organization or Operating Agreement, as the case may be, nor, to its knowledge, in any material respect of any instrument, judgment, order, writ, decree, authorization, license or contract, statute, rule or regulation to which the Company or any of its Subsidiaries is subject and a violation of which would have a Material Adverse Effect on the condition, financial or otherwise, or operations of the Company or any of its Subsidiaries. The execution, delivery and performance of this Agreement or the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, or its business or operations or any of its assets or properties.

                  6.12 AGREEMENTS; ACTION. Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company or any of its Subsidiaries and any of its officers, directors, affiliates or any affiliate thereof.

                           6.12.1 There are no agreements, understandings,
instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company or any of its Subsidiaries, in excess of $10,000, other than obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries, (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's or any of its Subsidiaries' products or services, or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights, other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                           6.12.2 Neither the Company nor any of its
Subsidiaries has (i) except to the extent indicated on the Financial Statements, as defined below (including notes thereto), declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock or other equity interests, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           6.12.3 For the purposes of Sections 6.12.1 and 6.12.2
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with one another) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such Sections.

                           6.12.4 Neither the Company nor any of its
Subsidiaries has engaged in the past three (3) months in any discussion with any representative of any Person regarding (i) the consolidation or merger of the Company or any of its Subsidiaries with or into any such Person, (ii) the sale, conveyance or disposition of all or substantially all of the assets of the Company or any of its Subsidiaries or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any of its Subsidiaries is disposed of, or (iii) any other form of acquisition, liquidation, dissolution or winding up of the Company or any of its Subsidiaries.

                           6.12.5 All of the contracts, agreements and
instruments set forth on the Schedule of Exceptions pursuant to this Section
6.12 are valid, binding and enforceable in accordance with their respective terms. The Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument and the Company does not have any present expectation or intention of not fully performing all such obligations. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any contract, agreement or instrument. The Company has no knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment.

                           6.12.6 The Purchasers or their counsel have been
supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements that are referred to on the Schedule of Exceptions pursuant to this Section 6.12, together with all amendments, waivers or other changes thereto.

                  6.13 RELATED-PARTY TRANSACTIONS. Except as disclosed in the Financial Statements (including the notes thereto), no employee, officer or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any Person with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any Person that competes with the Company or any of its Subsidiaries, except that employees, officers or directors of the Company or any of its Subsidiaries and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company or any of its Subsidiaries is directly or indirectly interested in any material contract with the Company or any of its Subsidiaries.

                  6.14 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser its audited financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1998 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and statement of operations) as, at and for the nine (9) month period ended September 30, 1999 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company and any Subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company or any of its Subsidiaries. Except as disclosed in the Financial Statements, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles applied on a basis consistent with past practices, except to the extent disclosed therein.

                  6.15 CHANGES. Since December 31, 1998 there has not been:

                           6.15.1 any change in the assets, liabilities,
financial condition or operating results of the Company or any of its Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                           6.15.2 any damage, destruction or loss, whether or
not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company or any of its Subsidiaries;

                           6.15.3 any waiver by the Company or any of its
Subsidiaries of a valuable right or of a material debt owed to it;

                           6.15.4 any satisfaction or discharge of any lien,
claim or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company or any of its Subsidiaries;

                           6.15.5 any material change or amendment to a material
contract or arrangement by which the Company or any of its Subsidiaries or any of its assets or properties is bound or subject;

                           6.15.6 any material change in any compensation
arrangement or agreement with any employee; or

                           6.15.7 any agreement or commitment by the Company or
any of its Subsidiaries to do any of the things described in this Section 6.15.

                  6.16 TAX RETURNS. The Company and each of its Subsidiaries have timely filed all tax returns (federal, state and local) required to be filed by it and all Taxes (as defined below), assessments or other governmental charges imposed upon the Company or any of its Subsidiaries, or upon any of the assets, income or franchises of the Company or any of its Subsidiaries, have been timely paid or, if not yet payable, are adequately accrued on the Company's books and records. Neither the Company nor any of its Subsidiaries has been advised that any of its returns have been or are being audited. "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or addition to Tax or additional amounts with respect to the foregoing.

                  6.17 PERMITS. The Company and each of its Subsidiaries has all franchises, permits, licenses, certifications, authorizations and any similar authority (including, without limitation, all authorizations from the FCC) necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company or any of its Subsidiaries (other than additional authorizations for inter-satellite links described in the order granting the Company's FCC authorizations and that are the subject of pending rule-making proceedings affecting the satellite industry in general). Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses, certifications, authorizations or other similar authority. The Company and each of its Subsidiaries has timely filed all reports, tariffs and other documents required to be filed with the FCC as a condition of the Company's authorization to construct, launch and operate geostationary Ka-band satellites, and the FCC has not established for the Company or any of its Subsidiaries an implementation milestone schedule concerning the construction, launch or operation of the Company's proposed satellites or other condition or requirement of such authorization. There is no FCC rule or contractual provision by which the Company is bound, compliance with which is required as of the date hereof, that materially jeopardizes the Company's planned launch for the Company's proposed satellites. There is no pending, or to the Company's knowledge threatened, proceeding to materially and adversely modify, revoke or rescind the Company's or any Subsidiary's FCC authorizations, and there is no pending proceeding to reconsider or revoke the Company's or any Subsidiary's FCC authorizations.

                  6.18 ENVIRONMENTAL AND SAFETY LAWS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  6.19 DISCLOSURE. The Company has fully provided each Purchaser with all the information that such Purchaser has requested for deciding whether to purchase the Notes, the Preferred Shares and the Additional Preferred Shares and all information that the Company believes is reasonably necessary to enable such Purchaser to make such decision. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                  6.20 MODIFICATION OF FCC AUTHORIZATIONS. No modification or amendment of, or other change in, the FCC authorizations held by the Company or its Subsidiaries is necessary for the Company to provide the communications services set forth in the Business Plan (defined in Section 6.21 below). The absence of any modification or amendment of, or other change in, such FCC authorization will not result in or require a material adverse change in the business or operations of the Company or its Subsidiaries.

                  6.21 BUSINESS PLAN. The Business Plan dated May 1999, previously delivered to each Purchaser (the "BUSINESS PLAN") has been prepared in good faith by the Company and, taken as a whole, does not, to the Company's knowledge, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

                  6.22 REGISTRATION RIGHTS. Except as provided in the Investor Rights Agreement and the Amended Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person.

                  6.23 CORPORATE DOCUMENTS; MINUTE BOOKS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the forms of which amendments have been approved by the Purchasers), the Amended Certificate and Bylaws, and the Articles of Organization and Operating Agreement of each of its Subsidiaries, are in the form previously provided to the Purchasers or their counsel. The minute books of the Company provided to the Purchasers or their counsel contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects, and the records of each of its Subsidiaries provided to the Purchasers or their counsel contain a complete summary of all meetings of any managers and members since the time of organization and reflect all transactions referred to in such records accurately in all material respects.

                  6.24 TITLE TO PROPERTY AND ASSETS. The property and assets of the Company and each of its Subsidiaries are owned by the Company or the Subsidiary, as the case may be, free and clear of all liens, mortgages, loans and encumbrances, except (i) as reflected in the Financial Statements, (ii) for statutory liens for the payment of current Taxes that are not yet delinquent,
(iii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's or any of its Subsidiaries' ownership or use of such property or assets and (iv) that the authorizations granted by the FCC to the Company to construct, launch and operate Ka-band geostationary satellites at 109.2 W.L. and 73 W.L. do not confer upon the Company any property rights in such orbital locations or spectrum frequencies but do grant the Company authority to use such orbital locations to the full extent granted by the authorizations. With respect to the property and assets it leases, the Company and each of its Subsidiaries is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iii).

                  6.25 INSURANCE. The Company has fire and casualty insurance policies with such coverages in amounts (subject to reasonable deductibles) customary for companies similarly situated.

                  6.26 EMPLOYEE BENEFIT PLANS. Neither the Company nor any of its Subsidiaries has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  6.27 LABOR AGREEMENTS AND ACTIONS. Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending, or to the Company's knowledge, threatened, that could have a Material Adverse Effect on the assets, properties, financial condition, operating results or business of the Company or any Subsidiary, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company or any of its Subsidiaries is terminable at the will of the Company or its Subsidiary, as the case may be. Neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company and each of its Subsidiaries has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

                  6.28 NET OPERATING LOSS CARRYFORWARD. The information contained in the Schedule of Exceptions regarding the application of Section 382 of the Code to the Company's federal net operating loss carryforward is true and correct to the Company's knowledge.

                  6.29 YEAR 2000 COMPLIANCE. To its knowledge, all of the Company's and any of its Subsidiary's internal computer systems are Year 2000 Compliant, except that neither the Company nor any of its Subsidiaries makes such representation with respect to off-the-shelf software that is used in the Company's or any of its Subsidiaries' internal computer systems the failure or malfunctioning of which would not have a Material Adverse Effect on the Company or any of its Subsidiaries. To its knowledge, after due inquiry, neither the Company nor any of its Subsidiaries is relying on the products or services of any third party whose systems are not Year 2000 Compliant where the failure to so comply would reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries. Except as set forth in the Schedule of Exceptions, neither the Company nor any of its Subsidiaries has made any other representations or warranties that any product or service sold, licensed, rendered or otherwise provided by the Company or any of its Subsidiaries is Year 2000 Compliant. For purposes of this Agreement, "YEAR 2000 COMPLIANT" shall mean that such products and data and information systems and any such data, information or other files or software it uses, individually and in combination, completely and accurately record, store, process, calculate and present data involving dates before, on or after January 1, 2000; specifically: (i) no value for a current date will cause any interruption in operation; (ii) date-based functionality will behave consistently when dealing with dates before, on or after January 1, 2000; (iii) no abnormal endings or incorrect results will be produced when working with dates before, on or after January 1, 2000; (iv) in all interfaces and data storage, the century will be specified explicitly and will be unambiguously derived; and (v) year 2000 will be recognized as a leap year.

                  6.30 ELIGIBILITY TO HOLD PREFERRED STOCK. The Company is not aware of any fact which, upon consummation of the transactions contemplated hereby, would: (a) make any of its current stockholders ineligible or unqualified to hold shares of the Preferred Stock under any material statute, law, rule, regulation, instrument, order, judgment, writ, decree or contract, including but not limited to the Communications Act of 1934, as amended, and the rules and regulations of the FCC; or (b) render the Company ineligible or unqualified to hold the authorizations granted to it by the FCC or, in the Company's reasonable judgment, jeopardize the Company's ability to hold such authorizations as a result of foreign ownership, criminal convictions or other ground for forfeiture, cancellation or revocation under the rules and regulations of the FCC or the imposition of a monetary forfeiture.

         7. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. Each Purchaser, severally and not jointly, hereby represents, warrants and covenants that:

                  7.1 AUTHORIZATION. Such Purchaser has full power and authority to enter into this Agreement, the Amended Investor Rights Agreement, the Amended Voting Agreement and the Amended First Offer Agreement and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended Investor Rights Agreement may be limited by applicable federal or state securities laws.

                  7.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Securities will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

                  7.3 DISCLOSURE OF INFORMATION. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. Except to the extent that any Purchaser has actual knowledge that any representations or warranties of the Company are untrue, the foregoing does not limit or modify the representations and warranties of the Company in Section 6 of this Agreement or the right of such Purchaser to rely thereon.

                  7.4 INVESTMENT EXPERIENCE. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

                  7.5 ACCREDITED INVESTOR. Such Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect. If other than an individual, such Purchaser also represents that it has not been organized for the purpose of acquiring the Securities, or if it was organized for such purpose, each of its equity owners is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  7.6 RESTRICTED SECURITIES. Such Purchaser understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation, the fact that the Purchasers may not be able to sell the Securities pursuant to Rule 144 unless current information about the Company is available to the public. Such information is not now available and the Company has no present plans to make such information available.

                  7.7 RESTRICTIONS ON TRANSFER.

                           7.7.1 Each Purchaser agrees not to make any
disposition of all or any portion of the Securities unless and until:

                           (a) There is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b) (i) The transferee has agreed in writing to be
bound by the terms of this Agreement and the Amended Investor Rights Agreement,
(ii) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (iii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act; provided, however, that it is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                           7.7.2 In addition to the requirements of Section
7.7.1 above , prior to any disposition of all or any portion of the Securities, the Company shall have received any consents or approvals of the FCC as, in the reasonable opinion of special regulatory counsel to the Company, may be necessary prior to effectuating such disposition and all other governmental regulatory requirements shall have been satisfied.

                           7.7.3 Notwithstanding the provisions of Section 7.7.1
above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser which is (a) a partnership to or among its partners or former partners in accordance with partnership interests, (b) a corporation to an Affiliate or to its shareholders in accordance with their interest in the corporation, (c) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (d) to the Purchaser's family member or trust for the benefit of an individual Person, provided each transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he were an original Purchaser hereunder.

                           7.7.4 Each certificate representing Securities shall
(unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF

                  COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                           7.7.5 The Company shall be obligated to reissue
promptly unlegended certificates at the request of any Purchaser if the Purchaser shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                           7.7.6 Any legend endorsed on an instrument pursuant
to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

                  7.8 TAX ADVISORS. Such Purchaser has reviewed with such Purchaser's own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Purchaser (and not the Company) shall be responsible for such Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  7.9 ELIGIBILITY TO HOLD PREFERRED STOCK. Subject to Schedule
7.9 to this Agreement, as of the date of this Agreement, to such Purchaser's actual knowledge, without investigation, and based on applicable laws in effect on the date of this Agreement, (a) such Purchaser is not ineligible or unqualified to hold the Securities to be issued to such Purchaser pursuant to this Agreement under any statute, law, rule, regulation, instrument, order, judgment, writ, decree or contract, including but not limited to the Communications Act of 1934, as amended, and the rules and regulations of the FCC, and (b) issuance of the Securities to be issued to such Purchaser pursuant to this Agreement will not render the Company ineligible or unqualified to hold the authorizations granted to it by the FCC or, in such Purchaser's reasonable judgment, jeopardize the Company's ability to hold such authorizations as a result of foreign ownership, criminal convictions or other ground for forfeiture, cancellation, revocation under the rules and regulations of the FCC or the imposition of a monetary forfeiture, in the case of either (a) or (b) other than the FCC Approval required as a condition precedent to the Parties' obligations to consummate the Second Closing.


         8. COVENANTS.

                  8.1 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees that, between the date of this Agreement and the later of the date of the Second Closing and the Maturity Date of the Notes (including any Excluded Notes), provided that the covenants set forth in Sections 8.1.6, 8.1.11, and 8.1.12, shall expire on the earlier of the date of the Second Closing and the payment of all of the Notes, the Company shall, and shall cause each of its Subsidiaries to:

                           8.1.1 ORDINARY COURSE OPERATIONS. Operate the
Company's business only in the ordinary course.

                           8.1.2 CORPORATE EXISTENCE. At all times cause to be
done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses.

                           8.1.3 PROPERTIES. Maintain and keep its properties in
good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times.

                           8.1.4 COMPLIANCE WITH LAWS. Comply with all
applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a Material Adverse Effect on its business or properties.

                           8.1.5 BOOKS AND RECORDS. Maintain proper books of
record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

                           8.1.6 RESERVATION OF STOCK. Reserve and keep
available, solely for issuance and delivery in connection with this Agreement, all Preferred Stock and Common Stock issuable pursuant to this Agreement.

                           8.1.7 TAXES AND OTHER LIABILITIES. Pay and discharge
when due any and all indebtedness, obligations, assessments and taxes, except as may be subject to good faith contest or as to which a bona fide dispute may exist that is being diligently pursued.

                           8.1.8 REPORTS. Provide to each Purchaser (including
any person holding an Excluded Note) the financial statements and other reports required to be delivered to Major Investors pursuant to and at the times provided for in Section 3.1 of the Investor Rights Agreement.

                           8.1.9 NOTIFICATION OF CERTAIN EVENTS. Notify each
Purchaser, as soon as practicable, of any matters with respect to which the Company is required to provide notice to Major Investors pursuant to and at the times provided for in Section 3.2 of the Investor Rights Agreement and of any fact, event, circumstance or action which, if known on the date of this Agreement, would have been required to be disclosed to the Purchasers (including any Person holding an Excluded Note) pursuant to this Agreement or the existence or occurrence of which would cause any of the Company's representations or warranties under this Agreement not to be correct or complete.

                           8.1.10 INSPECTION RIGHTS. Provide to each Purchaser
(including any Person holding an Excluded Note) the inspection rights that are provided to Major Investors pursuant to Section 3.3 of the Investor Rights Agreement.

                           8.1.11 CLOSING CONDITIONS. Use its best efforts to
satisfy, or cause to be satisfied, the conditions to the First Closing and Second Closing set forth in Section 9 below.

                           8.1.12 BOARD VISITATION RIGHTS. From and after the
Effective Date and until the earlier of the Second Closing and payment of all obligations due under the Note issued to Liberty hereunder, Liberty shall have the right to appoint and replace one Person to attend, in person or by telephone, any and all meetings of the Board, whether held in person or by telephone conference call ("LIBERTY'S DESIGNEE"). Liberty's Designee shall have the right to attend, in person or by telephone, any and all meetings of the Board (and committees thereof, including any executive sessions of the Board or any such committees), whether held in person or by telephone conference call, and to receive (a) notice of all such meetings, copies of the minutes of such meetings, copies of all written consents in lieu of meetings of the Board and all other written communications, materials and information furnished to members of the Board by the Company and by the Company to members of the Board, in all cases on the same basis and at the same times as the members of the Board. .

                  8.2 NEGATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees that, between the date of this Agreement and the date of the Second Closing (or, with respect to Sections 8.2.1 and 8.2.2, the Maturity Date of the Notes (including any Excluded Notes), if later), the Company will not, and will not permit any of its Subsidiaries to:

                           8.2.1 ABILITY TO PERFORM OBLIGATIONS. Become subject
to, or permit any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of), any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, the Notes or the Other Transaction Documents.

                           8.2.2 RESTRICTED PAYMENTS. Make any dividend or other
distribution on any class of its capital stock or LLC interests, as the case may be, other than distributions by a Subsidiary to the Company or to a wholly owned Subsidiary of the Company.

                           8.2.3 AMEND OTHER TRANSACTION DOCUMENTS. Amend the
Investor Rights Agreement (other than as amended and restated by the Amended and Restated Investor Rights Agreement), the Right of First Offer and Co-Sale Agreement (except as amended and restated by the Amended First Offer Agreement) or the Voting Agreement (except as amended by the Amended Voting Agreement), in manner that adversely affects the rights of the Investors.

                           8.2.4 AMENDING THE AMENDED CERTIFICATE AND/OR BYLAWS.
Amend the Amended Certificate or Bylaws in any manner that adversely affects the rights associated with the Securities.

                  8.3 HSR FILINGS.

                           8.3.1 Each of the Company and each Purchaser who is
required to file an HSR Notification and Report Forms ("HSR REPORT") by reason of its investment hereunder shall (a) file an HSR Report Form within seven (7) Business Days immediately following the

Effective Date, (b) coordinate the filing of its HSR Report with the filing of the HSR Reports by the other Parties hereto so as to present all HSR Reports to the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") at the time agreed to by Parties, (c) use commercially reasonable efforts to avoid substantial errors or inconsistencies in the description of the transaction, (d) use commercially reasonable efforts to respond, as promptly as reasonably practicable, to any inquiries from the FTC or Antitrust Division of the FTC for additional information or documentation and to respond, as promptly as reasonably practicable, to all inquiries and requests received from any other governmental authority in connection with antitrust matters; provided, however, that if any Purchaser determines in its reasonable judgment (based on the investment it is making in the Company under this Agreement) that any such request for information is unduly burdensome, then such Purchaser shall have the right to terminate this Agreement as to such Purchaser by providing written notice of termination to the Company not more than ten calendar days after such Purchaser's receipt of any inquiry from the FTC or Antitrust Division of the FTC (or such later date as the Company and such Purchaser shall agree). In such event, the Maturity Date of the Note held by such Purchaser shall become the earlier of October 19, 2000 and 180 days after the Company's receipt of written notice of termination pursuant to this Section 8.3. The Parties shall use their respective commercially reasonable efforts to overcome any objections that may be raised by the FTC or DOJ or any other governmental entity. Notwithstanding anything herein to the contrary, no Party shall be required to agree to any prohibition, limitation or other requirement that would (i) prohibit or limit the ownership or operation by such Party or any of its Affiliates of any portion of the business or assets of such Party or any of its Affiliate or compel such Party or any of its Affiliates to dispose of or hold separate any portion of its business or assets or (ii) prohibit such Party or any of its Affiliates from effectively controlling, in any material respect, the business or operations of such Party or any of its Affiliates.

                  8.3.2 The Company hereby agrees to reimburse each Purchaser that is required to file an HSR Report for fifty percent (50%) of any HSR filing fees payable by such Purchaser with respect to the filing of such HSR Report.

         9. CONDITIONS OF PURCHASERS' AND COMPANY'S OBLIGATIONS AT CLOSINGS.

                  9.1 CONDITIONS OF EACH PURCHASER'S OBLIGATIONS AT THE FIRST CLOSING. The obligations of each Purchaser under Sections 2 and 4.1 above of this Agreement are subject to the fulfillment on or before the First Closing of each of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent in writing thereto:

                           9.1.1 REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Company contained in Section 6 shall, if specifically qualified by materiality, be true in all respects, and if not so qualified, be true in all material respects, on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                           9.1.2 PERFORMANCE. The Company shall have performed
and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

                           9.1.3 COMPLIANCE CERTIFICATE. The President of the
Company shall deliver to each Purchaser at the First Closing a certificate stating that the conditions specified in Sections 9.1.1 and 9.1.2 have been fulfilled.

                           9.1.4 QUALIFICATIONS. All authorizations, approvals
or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be duly obtained and effective as of the First Closing.

                           9.1.5 PROCEEDINGS AND DOCUMENTS. All corporate and
other proceedings in connection with the transactions contemplated at the First Closing, and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                           9.1.6 AMENDED CERTIFICATE. The Company and its
shareholders shall have adopted and approved, and the Company shall have filed with the Secretary of State of the State of Delaware, the Amended Certificate.

                           9.1.7 OPINION OF COMPANY COUNSEL. Each Purchaser
shall have received an opinion from Brownstein Hyatt & Farber, P.C., counsel for the Company, dated as of the First Closing, in the form attached as EXHIBIT F, and an opinion from Harris, Wiltshire & Grannis LLP, counsel for the Company, dated as of the First Closing, in the form attached as EXHIBIT G.

                           9.1.8 AMENDMENT TO THE BYLAWS. The Board shall have
adopted and approved the Amendment to the Bylaws in the form attached as EXHIBIT H hereto.

                           9.1.9 WAIVER OF PREEMPTIVE RIGHTS. Each Purchaser
shall have received evidence of the waiver of any preemptive rights with respect to the issuance of all Securities to be issued pursuant to this Agreement (in form and substance reasonably acceptable to the Purchasers) except to the extent being exercised hereunder.

                           9.1.10 THIRD PARTY CONSENTS. Each Purchaser shall
have received evidence that the Company has obtained all third party consents required under Section 6.11 above (in form and substance reasonably acceptable to the Purchasers).

                           9.1.11 AMENDED INVESTOR RIGHTS AGREEMENT. The Company
and all of the other parties signatory thereto shall have executed and delivered the Amended Investor Rights Agreement.

                           9.1.12 AMENDED VOTING AGREEMENT. The Company and all
of the other parties signatory thereto shall have executed and delivered the Amended Voting Agreement.

                           9.1.13 AMENDED FIRST OFFER AGREEMENT. The Company and
all of the other parties signatory thereto shall have executed and delivered the Amended First Offer Agreement.

         Notwithstanding anything herein to the contrary, no Purchaser shall be entitled to delay or otherwise adversely affect the First Closing by reason of its failure for any reason to execute and deliver the documents referred to in Sections 9.1.11, 9.1.12, and 9.1.13 above, other than the failure of the Company to satisfy the requirements in Sections 9.1.1 through 9.1.10 above.

                  9.2 CONDITIONS OF EACH PURCHASER'S OBLIGATIONS AT THE SECOND CLOSING. The obligations of each Purchaser under Sections 3 and 4.2 of this Agreement are subject to the fulfillment on or before the Second Closing of each of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent in writing thereto:

                           9.2.1 REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Company contained in Sections 6.1, 6.4, 6.5, 6.6, 6.7, 6.11, 6.17, 6.20 and 6.30 shall, if specifically qualified by materiality, be true in all respects, and if not so qualified, be true in all material respects on and as of the Second Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                           9.2.2 PERFORMANCE. The Company shall have performed
and complied with all agreements, obligations and conditions in all material respects contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing.

                           9.2.3 COMPLIANCE CERTIFICATE. The President of the
Company shall deliver to each Purchaser at the Second Closing a certificate stating that the conditions specified in Sections 9.2.1 and 9.2.2 have been fulfilled.

                           9.2.4 QUALIFICATIONS. All authorizations, approvals
or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Second Closing.

                           9.2.5 PROCEEDINGS AND DOCUMENTS. All corporate and
other proceedings in connection with the transactions contemplated at the Second Closing, and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                           9.2.6 OPINION OF COMPANY COUNSEL. Each Purchaser
shall have received an opinion from Brownstein, Hyatt & Farber, P.C., counsel for the Company, dated as of the Second Closing, in the form attached as EXHIBIT I and an opinion from Harris, Wiltshire & Grannis LLP, counsel for the Company, dated as of the Second Closing, in the form attached as EXHIBIT J.

                           9.2.7 FCC APPROVAL. Each Purchaser shall have
received evidence of the Company's receipt of the FCC Approval (in form and substance reasonably acceptable to each Purchaser).

                           9.2.8 BOARD OF DIRECTORS. The Company shall have
taken all necessary corporate action such that immediately following the Second Closing, the directors of the

Company shall be Thomas Moore, Peter Segaloff, David Drucker, Russell Siegelman, Peter Boylan and David Flowers (provided that Liberty has not sent a Notice Not to Close)(collectively, the "DIRECTORS"). The seventh director shall be elected by unanimous vote of the Directors at a duly called meeting of the directors or by unanimous written consent. The Company shall have executed and delivered an Indemnification Agreement in favor or each of the Directors, substantially in the form as is currently in effect with respect to each of the directors of the Company.

                           9.2.9 THIRD PARTY CONSENTS. Each Purchaser shall have
received evidence that the Company has obtained all third party consents required under Section 6.11 above (in form and substance reasonably acceptable to the Purchasers).

                           9.2.10. HSR. All applicable waiting periods under the
HSR Act shall have expired or been terminated.

                  9.3 CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSINGS. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment on or before each of the First Closing and the Second Closing, as the case may be, of each of the following conditions by that Purchaser:

                           9.3.1 REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Purchasers contained in Section 7 shall, if specifically qualified by materiality, be true in all respects and, if not so qualified, be true in all material respects on and as of the date of each of the First Closing and the Second Closing, as the case may be, with the same effect as though such representations and warranties had been made on and as of the date of such Closing; provided, however, that if the representations and warranties made by a Purchaser pursuant to Section 7.9 are not true in all material respects on and as of either the First Closing or the Second Closing, as the case may be, the sole remedy available to the Company with respect thereto shall be not to consummate the transactions contemplated by this Agreement with respect to such Purchaser at such Closing (including, without limitation, not issuing the Securities to be issued to such Purchaser at such Closing), and such Purchaser shall not be liable to any Person for any damages, direct or indirect, as a result of the failure of such representations and warranties to be true in all material respects as of such Closing.

                           9.3.2 PAYMENT OF PURCHASE PRICE AT FIRST CLOSING. The
Purchasers shall have delivered the aggregate purchase price specified opposite each of their names on SCHEDULE I hereto.

                           9.3.3 PAYMENT OF PURCHASE PRICE AT SECOND CLOSING.
The Purchasers shall have delivered the aggregate purchase price (including their Notes marked "Paid In Full") specified opposite their names on SCHEDULE II hereto.

                           9.3.4 QUALIFICATIONS. All authorizations, approvals
or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of each of the First Closing and the Second Closing, as the case may be.

                           9.3.5 OTHER TRANSACTION DOCUMENTS. Each of the other
parties signatory hereto and thereto shall have executed and delivered this Agreement, each of the other Transaction Documents and such other documents as reasonably requested by the Company in order to effectuate the consummation of the transactions contemplated herein.

                           9.3.6 HSR. In the case of the Second Closing, all
applicable waiting periods under the HSR Act shall have expired or been terminated.

         10. TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to date of the First Closing (by written notice delivered by the terminating Party to the other Parties, except with respect to a termination pursuant to paragraph (a)) as follows:

                           (a) by the mutual written consent of the Company and
all of the Purchasers;

                           (b) by any Party if the First Closing has not
occurred by December 31, 1999, for any reason other than (i) a breach or default by such Party in the performance of any of its obligations under this Agreement or (ii) the failure of any material representation or warranty of such Party to be materially accurate; or

                           (c) by any Purchaser pursuant to Section 8.3.1.

         11. MISCELLANEOUS.

                  11.1 SURVIVAL. The warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

                  11.2 SUCCESSORS AND ASSIGNS. Except as otherwise set forth herein, no Party hereto shall assign any of its rights or obligations hereunder without the prior written consent of each of the other Parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a Purchaser may assign any of its rights or obligations hereunder, without the prior written consent of any other Party, to any Affiliate of such Purchaser. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                   11.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado.

                  11.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  11.5 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such Party may designate by ten days advance written notice to the other parties hereto.

                  11.6 FINDER'S FEE. Except as set forth on the Schedule of Exceptions, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible

                  11.7 EXPENSES. Irrespective of whether the First Closing and/or Second Closing is effected, except as set forth in Section 8.3.2, the Company and each Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company acknowledges that it has no agreement to pay, and that it will not pay, any expenses of any other Party to this Agreement (or its counsel), except as provided in Section 8.3.2.

                  11.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers.

                  11.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  11.10 AGGREGATION OF STOCK. All of the Preferred Stock (or Common Stock issued upon conversion thereof) held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  11.11 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the Parties and no party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                  11.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  11.13 ATTORNEYS' FEES. In the event that any dispute among the Parties to this Agreement should result in litigation, the prevailing Party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  11.14 PRESS RELEASES. No Party to this Agreement shall make any public announcement or otherwise communicate with any news media with respect to this Agreement or the transactions contemplated by this Agreement without prior consultation with each other Party to this Agreement as to the timing and content of any such announcement as may be reasonable under the circumstances; provided, however, that nothing contained herein shall prevent any Party from promptly making all filings with governmental authorities that may, in its judgment, be required or advisable, or communicating with analysts or investors, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement so long as such Party gives timely notice to each other Party of the anticipated disclosure.

         12. CALIFORNIA COMMISSIONER OF CORPORATIONS.

                  12.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF KPCB HEREUNDER ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



                                 ISKY.NET, INC.



                                   By:      /s/ David M. Brown
                                      ----------------------------------------

                                   Its:     Vice President
                                        --------------------------------------

                       Address: 9137 East Mineral Circle, Suite 140 Englewood, CO 80112


                                   LIBERTY KASTR CORP.



                                   By: /s/ Gary S. Howard
                                      ----------------------------------------

                                   Its: Executive Vice President
                                        --------------------------------------

                       Address:    9197 S. Peoria Street
                                   Englewood, CO  80112


                                   KPCB HOLDINGS, INC.



                                   By: /s/ RUSSELL SIEGELMAN
                                      ----------------------------------------

                                   Its:
                                        --------------------------------------

                       Address:    2750 Sand Hill Road
                                   Menlo Park, CA 94025


                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    DIRECTCOM NETWORKS, INC.



                                    By: /s/ TOBY DEWEESE
                                        -------------------------------------

                                    Its:
                                         ------------------------------------

                          Address:  7174 South Lewis Avenue
                                    Tulsa, Oklahoma 74136-5422

                                    TELEVERDE COMMUNICATIONS L.P.

                                    By: TELEVERDE COMMUNICATIONS,
                                        CORP., general partner



                                    By: /s/ DAVID M. DRUCKER
                                        -------------------------------------

                                    Its:
                                         ------------------------------------

                          Address:  2727 Bryant Street, Suite 430
                                    Denver, Colorado 80211















                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                   SCHEDULE I

                         PURCHASERS AT THE FIRST CLOSING

                                                                                                   AMOUNT INVESTED
PURCHASER                                                                                          AT FIRST CLOSING
---------                                                                                          ----------------

LIBERTY KASTR CORP.                                                                                $     15,000,000

KPCB HOLDINGS, INC.                                                                                $      8,000,000

DIRECTCOM NETWORKS, INC.                                                                           $      4,000,000

TELEVERDE COMMUNICATIONS, L.P.                                                                     $   2,028,942.68

                                   SCHEDULE II

                        PURCHASERS AT THE SECOND CLOSING

                                 NOTE CONVERSION



             INVESTOR                         # SERIES A        # SERIES B SHARES          # SERIES C SHARES
                                                SHARES

LIBERTY KASTR CORP.                           15,000,000                     0                           0

KPCB HOLDINGS, INC.                            4,000,000               222,833                   1,009,540

DIRECTCOM NETWORKS, INC.                       4,000,000                     0                           0

TELEVERDE COMMUNICATIONS, L.P.                 1,264,472                     0                     218,420


                                ADDITIONAL SHARES



             INVESTOR                       # SERIES A     # SERIES B SHARES       # SERIES C SHARES        AMOUNT DUE AT SECOND
                                              SHARES                                                                     CLOSING

LIBERTY KASTR CORP.                              0                835,625                3,785,772              $ 15,000,000.75

KPCB HOLDINGS, INC.                              0                      0                        0                            0

DIRECTCOM NETWORKS, INC.                         0                222,833                1,009,540              $  4,000,002.30

TELEVERDE COMMUNICATIONS, L.P.                   0                 70,441                  100,714              $    500,001.78